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                                                                  Exhibit 10 (k)
                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement, dated October 12, 2001, is made and entered into by and between Compass Bancshares, Inc., a Delaware corporation (the "Company") and Charles E. McMahen (the "Executive").

         WHEREAS, the Company and the Executive entered into that certain Employment Agreement, dated as of December 14, 1994 (the "Employment Agreement"); and

         WHEREAS, the parties desire to amend the Employment Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, and in further consideration of the mutual covenants and agreements set forth below, the parties, each intending to be legally bound, covenant and agree as follows:

         1. Sections 2(c) and 2(d) of the Employment Agreement are hereby deleted in their entirety and the following is substituted in lieu thereof:

         (c) Consummation by the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or


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         (d) Consummation by the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

         2. Section 5(b) of the Employment Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

         (b) CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean (i) commission of a felony or a crime involving moral turpitude that is in either event materially and demonstrably injurious to the Company, (ii) substantial dependence or addiction to any drug illegally taken or to alcohol that is in either event materially and demonstrably injurious to the Company or
(iii) willful dereliction of duties or gross misconduct that is in either event materially and demonstrably injurious to the Company. If the Company proposes a determination that the Executive be terminated for Cause, then the Board of Directors shall give written notice (which notice shall specify in detail the reasons for proposed such determination) of such proposed determination to the Executive no less than thirty (30) days prior to such proposed determination. Such determination may only be made by the Board and the Executive shall be permitted to respond and defend himself before the Board with legal counsel. If the Executive is thereafter terminated but the majority of the members of the Board do not find that the Company has grounds for a "Cause" termination within thirty (30) days after the Executive has had his hearing before the Board, the Executive shall have the option of treating his employment as not having terminated or as being terminated by the Executive for Good Reason.





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         3. Section 6(a)(i)B of the Employment Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

         (B) two hundred, ninety-nine percent (299%) of (x) the Executive's Annual Base Salary as of the Date of Termination and (y) the Executive's Bonus Amount, determined in accordance with this provision (the "Severance Amount"). The Executive's "Bonus Amount" shall mean the average of the annual bonus paid or payable for the two calendar years ended prior to the Effective Date (or such lesser number of years, if any, in which the Executive was eligible to receive an annual bonus) and the maximum potential annual bonus the Executive is eligible to earn during the calendar year in which the Effective Date occurs.

         4. Except as herein and hereby modified or changed, all terms of the Employment Agreement as heretofore amended shall continue in full force and effect according to the terms thereof.

        IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


WITNESS:                                     EXECUTIVE:



/s/ Melanie Henderson                        /s/ Charles E. McMahen
---------------------                        ----------------------



ATTEST:                                      COMPASS BANCSHARES, INC.



By: /s/ Jerry W. Powell                      By: /s/ Garrett R. Hegel
    -------------------                         ---------------------
Its: General Counsel and Secretary           Its: Chief Financial Officer
    ------------------------------               ------------------------






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